Exhibit 99.1
CBTX, Inc. Second Quarter 2022 \ Investor Presentation NASDAQ: CBTX

2 SAFE HARBOR STATEMENT AND NON - GAAP FINANCIAL MEASURES NON - GAAP FINANCIAL MEASURES This presentation contains certain non - GAAP (generally accepted accounting principles) financial measures, including tangible equity, tangible assets, tangible book value per share, tangible equity to tangible assets, return on average tangible equity, and pre - provision net revenue .. The non - GAAP financial measures that CBTX, Inc .. (the “Company”) discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP .. A reconciliation of the non - GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided at the end of this presentation .. FORWARD - LOOKING STATEMENTS This presentation may contain certain forward - looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary .. Forward - looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material .. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward - looking in nature and not historical facts, although not all forward - looking statements include the foregoing .. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward - looking statements include, but are not limited to : natural disasters and adverse weather on the Company’s market area, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control ; the Company’s ability to manage the economic risks related to the impact of the ongoing COVID - 19 pandemic (including risks related to its customers’ credit quality, deferrals and modifications to loans) ; the geographic concentration of the Company’s markets in Houston and Beaumont, Texas ; the Company’s ability to manage changes and the continued health or availability of management personnel ; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets ; deterioration of asset quality ; interest rate risk associated with the Company’s business ; national business and economic conditions in general, in the financial services industry and within the Company’s primary markets ; sustained instability of the oil and gas industry in general and within Texas ; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries ; changes in the value of collateral securing the Company’s loans ; the Company’s ability to maintain important deposit customer relationships and its reputation ; the Company’s ability to maintain effective internal control over financial reporting ; volatility and direction of market interest rates ; liquidity risks associated with the Company’s business ; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third - or fourth - party servicers ; the failure of certain third - or fourth - party vendors to perform ; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject ; the operational risks associated with the Company’s business ; the costs, effects and results of regulatory examinations, investigations, or reviews or the ability to obtain required regulatory approvals ; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters ; further government intervention in the U .. S .. financial system that may impact how the Company achieves its performance goals ; the risk that the cost savings and any revenue synergies from the pending merger with Allegiance Bancshares, Inc .. , or Allegiance, may not be fully realized or may take longer than anticipated to be realized ; disruption to the parties’ businesses as a result of the announcement and pendency of the merge or ; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement ; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses ; the amount of the costs, fees, expenses and charges related to the merger ; the ability by each of Allegiance and the Company to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) ; reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger ; the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger ; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events ; the dilution caused by the Company’s issuance of additional shares of its common stock in the merger ; general competitive, economic, political and market conditions ; and other factors that may affect future results of the Company and Allegiance including changes in asset quality and credit risk ; the inability to sustain revenue and earnings growth ; changes in interest rates and capital markets ; inflation ; customer borrowing, repayment, investment and deposit practices ; the impact, extent and timing of technological changes ; capital management activities ; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and OCC and legislative and regulatory actions and reforms ; and other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC .. Additionally, many of these risks and uncertainties have been elevated by and may continue to be elevated by the COVID - 19 pandemic ..

3 SAFE HARBOR STATEMENT AND NON - GAAP FINANCIAL MEASURES The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10 - K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC .. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates .. Accordingly, you should not place undue reliance on any such forward - looking statements .. Any forward - looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward - looking statement, whether as a result of new information, future developments or otherwise .. New factors emerge from time to time, and it is not possible for the Company to predict which will arise .. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements .. Copies of the SEC filings for the Company are available for download free of charge from www .. communitybankoftx .. com under the Investor Relations tab .. Allegiance and the Company disclaim any obligation and do not intend to update or revise any forward - looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws .. As forward - looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements ..

4 COMPANY SNAPSHOT • Founded in 2007 and completed IPO in November 2017 • On 11/5/2021, entered into a definitive merger agreement with Allegiance Bancshares, Inc. • Resolved outstanding regulatory matters associated with BSA/AML program in December 2021 • Primarily a business bank with 34 banking centers located across Houston, East Texas and Dallas • Strong credit culture and experienced management team with deep ties in the markets served • Low - cost core funding - total deposits of $3.8 billion as of 6/30/2022 • Strong insider ownership of 26% as of 6/30/2022 • Strong capital levels with total risk - based capital ratio of 15.53%, tier 1 risk - based and common equity tier 1 capital ratios of 14.49% of 6/30/2022

5 ANNOUNCED MERGER WITH ABTX, INC. • Creates a premier Texas financial institution by combining two of the largest Houston - focused banks • Generates significant shareholder value through materially enhanced metrics • True merger - of - equals – combined management team and equal board contribution • Complementary branch network, with meaningful overlap to support cost savings • Shared vision, community focus, and commitment to clients and employees

6 FINANCIAL HIGHLIGHTS (1) Loans originated under the Paycheck Protection Program, or PPP, net of related fees are included in Loans, Net above. See pag e 1 2. (2) See Appendix for reconciliation of non - GAAP financial measures. (3) Pre - provision net revenue is net income, with the provision for credit losses and income tax expense added back. Financial Highlights Balance Sheet (000) Total Assets $ 4,322,303 $ 4,445,977 $ 4,486,001 $ 4,209,119 $ 4,066,534 Loans, Net 3,000,827 2,848,438 2,836,179 2,576,194 2,692,313 PPP Loans 9,157 17,970 54,262 103,721 184,286 PPP Deferred Fees / Unearned Discount (250) (484) (1,473) (2,954) (5,207) PPP Loans, Net (1) 8,907 17,486 52,789 100,767 179,079 Unfunded Loan Commitments 902,812 907,092 774,960 772,469 692,581 Securities 550,083 547,979 425,046 359,539 309,233 Total Deposits 3,756,634 3,821,225 3,831,284 3,531,635 3,416,786 Book Value per Share 21.56 22.03 22.96 23.12 22.75 Tangible Book Value per Share (2) 18.11 18.58 19.50 19.65 19.28 Income Statement (000) Net Interest Income $ 34,872 $ 32,630 $ 30,810 $ 31,249 $ 31,018 Provision (Recapture) for Credit Losses 126 435 (1,207) (4,895) (5,038) Noninterest Income 3,546 5,329 4,100 5,562 3,491 Noninterest Expense 23,758 24,652 34,832 24,372 25,197 Net Income (Loss) 11,707 10,595 (545) 14,421 11,703 Pre-Provision Net Revenue (2)(3) 14,660 13,307 78 12,439 9,312 Diluted Earnings (Loss) per Share 0.48 0.43 (0.02) 0.59 0.48 Capital Ratios Total Shareholders' Equity to Total Assets 12.19% 12.14% 12.53% 13.41% 13.68 % Tangible Equity to Tangible Assets (2) 10.44 10.44 10.85 11.64 11.84 Common Equity Tier 1 Capital Ratio 14.49 14.97 15.31 16.87 16.46 Tier 1 Risk-Based Capital Ratio 14.49 14.97 15.31 16.87 16.46 Total Risk-Based Capital Ratio 15.53 16.06 16.42 18.12 17.72 Tier 1 Leverage Ratio 11.48 11.08 11.22 11.69 11.63 Q2 2022 Q1 2022 Q4 2021 Q2 2021 Q3 2021

7 FINANCIAL HIGHLIGHTS (Continued) (1) Annualized. (2) See Appendix for reconciliation of non - GAAP financial measures. (3) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest income and noninterest income. (4) Allowance for credit losses, or ACL .. (5) Held for sale, or HFS .. Financial Highlights Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Financial Highlights Profitability Return on Average Assets (1) 1.08% 0.97% (0.05) % 1.37% 1.14 % Return on Average Shareholders' Equity (1) 8.75 7.67 (0.38) 10.15 8.49 Return on Average Tangible Equity (1)(2) 10.38 9.03 (0.45) 11.95 10.03 Net Interest Margin - Tax Equivalent (1) 3.49 3.22 3.07 3.22 3.29 Cost of Total Deposits (1) 0.13 0.12 0.13 0.14 0.15 Efficiency Ratio (3) 61.84 64.94 99.78 66.21 73.02 Credit Quality ACL (4) / Loans Excluding Loans HFS (5) 1.06% 1.09% 1.09% 1.23% 1.36 % ACL (4) / Loans Excluding Loans HFS (5) and PPP Loans 1.06 1.10 1.11 1.29 1.46 Nonperforming Assets / Total Assets 0.65 0.50 0.50 0.49 0.52 Nonperforming Loans / Loans Excluding Loans HFS (5) 0.93 0.77 0.79 0.79 0.77 Net Charge-offs (Recoveries) / Average Loans (1) (0.02) (0.01) (0.01) (0.01) (0.07) Q2 2022 Q1 2022 Q4 2021 Q2 2021 Q3 2021

DEPOSITS

- Proven ability to generate low-cost core deposits[1] to fund loan growth
- Total deposits decreased $64.6 million, or 1.7%, from 3/31/2022 to 6/30/2022 and the cost of total deposits was 0.13% for Q2 2022
- Noninterest-bearing demand deposits were 48.2% of total deposits as of 6/30/2022
- Core deposits[1] were 95.5% of total deposits with minimal reliance on time deposits as of 6/30/2022
- Relationship based ~ 78.6% of loan customers also had a deposit relationship as of 6/30/2022
- Loan to deposit ratio was 80.7% as of 6/30/2022

Stable Core Deposits[1][2]



7.3%
51.2%
41.5%
4.6%
50.7%
44.7%
2.8%
50.6%
46.6%
4.5%
47.3%
48.2%
2019
2020
2021
6/30/2022
Noninterest-Bearing Deposits
Other Core Deposits
Time Deposits > $100K

Deposits	6/30/2022 (000)	(%)
Noninterest-bearing Demand Accounts	$ 1,810,275	48.2%
Interest-bearing Demand Accounts	445,149	11.9%
Money Market Accounts	1,109,265	29.5%
Savings Accounts	130,713	3.5%
Certificates and Other Time Deposits > $100K	169,616	4.5%
Certificates and Other Time Deposits < $100K	91,616	2.4%
Total Deposits	$ 3,756,634	100.0%
Cost of Interest-bearing Deposits - Six Months Ended 6/30/2022		0.13%

(1) Core deposits defined as total deposits less time deposits over $100,000.
(2) 2019 – 2021 figures as of year end 12/31.

CBTX, INC.
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LOAN PORTFOLIO

- Loans excluding loans held for sale increased $153.0 million from 3/31/2022 to 6/30/2022 primarily due to increased loan originations
- Average yield on loans was 4.40%, 4.39% and 4.36% for Q2 2022, Q1 2022 and Q2 2021, respectively, and average yield on loans excluding PPP loans was 4.38%, 4.29% and 4.43% for the same periods
- As of 6/30/2022, 76.4% of loans were Houston-based and 6.0% of gross loans were related to oil and gas[3]

Loan Portfolio Composition[2]



15.6%
84.4%
12.6%
87.4%
14.0%
86.0%
13.8%
86.2%
2019
2020
2021
6/30/2022
Total 1-4 Family Residential, Consumer, Agriculture and Other Loans
Total Commercial Loans(1)

Loan Portfolio	6/30/2022 (000)	6/30/2022 (%)
Commercial and Industrial	$ 581,443	19.1%
Real Estate:		
Commercial Real Estate	1,181,620	38.8%
Construction and Development	560,903	18.4%
1-4 Family Residential	264,428	8.7%
Multi-family Residential	300,582	9.9%
Consumer, Agriculture and Other	152,999	5.1%
Gross Loans	$ 3,041,975	100.0%
Less deferred fees and unearned discounts	(9,061)	
Less loans held for sale	—	
Loans excluding loans held for sale	$ 3,032,914	
Average yield on loans - Six Months Ended 6/30/2022		4.39%

(1) Commercial loans defined as total loans less 1-4 Family Residential, Consumer, Agriculture and Other Loans. See page 10.
(2) 2019 – 2021 figures as of year end 12/31.
(3) See page 11 for information about how the Company classifies its direct and indirect oil and gas loans.

CBTX, INC.

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10 COMMERCIAL LOANS • Well - diversified commercial loan portfolio totaled 86.2% of gross loans as of 6/30/2022 and 86.4% as of 3/31/2022 • Multi - family community development loans are Texas - based projects promoting affordable housing and totaled $383.8 million ($249.7 million permanent and $134.1 million construction) as of 6/30/2022 • Non - owner occupied commercial real estate loans are predominantly local investor projects (i.e., industrial, office and retail buildings) with investors or developers with long - term CBTX relationships • Owner - occupied commercial real estate loans are term financing of real estate facilities for businesses and clients (1) Includes 1 - 4 Family Residential, Consumer, Agriculture and Other Loans. See page 9. Loan Components - 6/30/2022 T Commercial and Industrial: Oil and Gas $ 114,039 4.3% Industrial Construction 70,523 2.7% Equipment Rental 64,641 2.5% Professional/Medical 56,990 2.2% Manufacturing 32,364 1.2% PPP Loans 9,157 0.3% Other 233,729 8.9% Total Commercial and Industrial 581,443 15.1% Commercial Real Estate: Non-owner Occupied 628,190 23.9% Owner Occupied 486,146 18.5% Oil and Gas 67,284 2.6% Total Commercial Real Estate 1,181,620 21.1% Construction and Development: Land and Development 206,175 7.9% Commercial 153,914 5.9% Multi-family Community Development 134,083 5.1% 1-4 Family - Commercial 42,023 1.6% 1-4 Family - Primary 23,254 0.9% Oil and Gas 1,454 0.1% Total Construction and Development 560,903 21.4% Multi-family Residential: Multi-family Community Development 249,722 9.5% Other 50,860 1.9% Total Multi-family Residential 300,582 11.5% Total Commercial Loans 2,624,548 100.0% Other Loans (1) 417,125 Other Oil and Gas Loans 302 Total Gross Loans $ 3,041,975 Balance (000) % Commercial

CONSTRUCTION / OIL AND GAS LOANS

Construction Loans

- As of 6/30/2022 and 3/31/2022, construction loans were 112.0% and 96.3% of capital[1], respectively, and unfunded commitments were $332.9 million and $323.3 million, respectively

Oil and Gas Loans

- Oil and gas loans are loans with revenue related to well-head, oil in the ground or extracting oil or gas, including any activity, product or service related to the oil and gas industry, such as exploration and production, drilling, equipment, services, midstream companies, service companies and commercial real estate companies with significant reliance on oil and gas companies
- Direct loans oil and gas loans are loans to an entity with more than 50% of its revenue from the type of companies defined above and indirect loans are loans to an entity with between 20% - 50% of its revenue from the type of companies defined above

Construction Loans - 6/30/2022	Balance (000)	Percentage of Capital[1]	Unfunded Commitments (000)
Land and Development	$ 206,175	41.2%	$ 54,587
Commercial	153,914	30.7%	180,586
Multi-family Community Development	134,083	26.8%	43,387
1-4 Family - Commercial	42,023	8.4%	38,739
1-4 Family - Primary	23,254	4.6%	14,131
Oil and Gas	1,454	0.3%	1,480
	$ 560,903	112.0%	$ 332,910

Oil and Gas Loans (000)		6/30/2022	3/31/2022	12/31/2021
Direct:	Exploration and Production	$ 31,809	$ 33,712	$ 35,631
	Oil Field Services	57,725	55,095	70,147
	Midstream	39,293	41,674	43,688
		128,827	130,481	149,466
Indirect:	Oil Field Services	26,669	27,534	29,100
	Midstream	27,583	27,551	26,305
		54,252	55,085	55,405
Total:	Exploration and Production	31,809	33,712	35,631
	Oil Field Services	84,394	82,629	99,247
	Midstream	66,876	69,225	69,993
		$ 183,079	$ 185,566	$ 204,871
Components:	Lines of Credit	$ 67,855	$ 77,644	$ 92,629
	Secured by Real Estate and Equipment	83,415	74,210	76,611
	Production Secured by Mineral Rights	31,809	33,712	35,631
		$ 183,079	$ 185,566	$ 204,871

(1) Total capital of CommunityBank of Texas, N.A., the wholly-owned subsidiary of the Company.

CBTX, INC.
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PAYCHECK PROTECTION PROGRAM

- PPP program closed to further borrowings and no PPP loans originated since Q2 2021
- As of 6/30/2022, the PPP portfolio included 33 loans with an aggregate outstanding principal balance of $1.1 million which qualified for the simplified forgiveness application
- Interest earned on PPP loans for Q2 2022 and Q1 2022 included the recognition of $234,000 and $989,000, respectively, of net loan fees
- Received payments totaling $8.8 million and $36.3 million related to forgiveness or payments by customers during Q2 2022 and Q1 2022, respectively

PPP Loans[1] - 6/30/2022	Principal Amount (000)	Number of PPP Loans
Loans $0 - $350,000	$ 2,805	41
Loans $350,000 - $2 million	6,352	8
Gross PPP loans	9,157	49
Deferred loan fees and costs	(250)	
Net PPP loan	$ 8,907	

Yield Analysis Q2 2022	Average Outstanding Balance (000)	Interest Earned (000)	Average Yield[2]
Total Loans	$ 2,897,335	$ 31,768	4.40%
Less PPP Loans	(12,053)	(264)	8.79%
Adjusted Total Loans	$ 2,885,282	$ 31,504	4.38%

Yield Analysis Q1 2022	Average Outstanding Balance (000)	Interest Earned (000)	Average Yield[2]
Total Loans	$ 2,886,765	$ 31,221	4.39%
Less PPP Loans	(34,976)	(1,076)	12.48%
Adjusted Total Loans	$ 2,851,789	$ 30,145	4.29%

(1) PPP loans are classified as Commercial and Industrial loans per regulatory guidelines.
(2) Annualized.

CBTX, INC.
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ALLOWANCE FOR CREDIT LOSSES

- Allowance for credit losses, or ACL, increased $645,000 from 3/31/2022 to 6/30/2022 due to an increase in the loan portfolio as a result of originations outpacing repayments
- Decrease in ACL for loans from 6/30/2021 to 6/30/2022 resulted from improvements in the national and local economies and forecast assumptions between those periods
- The Company's ACL for unfunded commitments (letters of credit and commitments to extend credit) decreased $354,000 from 3/31/2022 to $3.3 million at 6/30/2022, primarily due to a decrease in available commitments

ACL - Loans by Classification (000)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Commercial and Industrial	$ 9,730	$ 10,895	$ 11,214	$ 11,401	$ 12,260
Real Estate:					
Commercial Real Estate	11,708	11,297	11,015	11,744	13,260
Construction	4,243	3,429	3,310	3,334	4,453
1-4 Family Residential	2,071	2,025	2,105	1,700	2,172
Multi-family Residential	1,925	1,770	1,781	2,156	2,382
Consumer	391	403	406	449	494
Agriculture	88	70	88	109	115
Other	1,931	1,553	1,426	1,315	2,047
Total ACL - Loans	$ 32,087	$ 31,442	$ 31,345	$ 32,208	$ 37,183
General Reserves	$ 29,147	$ 27,539	$ 26,625	$ 27,064	$ 31,502
Specific Reserves	2,940	3,903	4,720	5,144	5,681
ACL / Loans Excluding Loans Held for Sale	1.06%	1.09%	1.09%	1.23%	1.36%

ACL Activity (000)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Beginning Balance	$ 31,442	$ 31,345	$ 32,208	$ 37,183	$ 40,874
Provision (Recapture)	479	20	(901)	(5,057)	(4,190)
Net Recoveries	166	77	38	82	499
Ending Balance	$ 32,087	$ 31,442	$ 31,345	$ 32,208	$ 37,183

CBTX, INC.

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14 NPA AND NET CHARGE - OFFS (1) USA and Texas figures are from SNL Financial aggregates and Q12022 is the latest period available for these comparative figur es. Nonperforming Assets • Nonperforming assets remained low relative to total assets at $28.3 million as of 6/30/2022, compared to $22.1 million as of 3/31/2022 • NPA to total assets was 0.65% of total assets as of 6/30/2022, compared to 0.52% of total assets as of 6/30/2021 due to the $7.3 million increase in nonperforming assets between those periods • Q2 2022 recoveries exceeded charge - offs resulting in a net recovery of $166,000, or 0.02% of average loans, on an annualized basis • Recoveries exceeded charge - offs for the six months ended 6/30/2022 resulting in a net recovery of $243,000, or 0.02% of average loans, on an annualized basis Net Charge - Offs Nonperforming Assets / Total Assets (1) Net Charge - Offs (Recoveries) /Average Loans (1) 0.59% 0.62% 0.46% 0.44% 0.48% 0.31% 0.19% 0.18% 0.03% 0.61% 0.50% 0.50% 2019 2020 2021 3/31/2022 USA TX CBTX 0.52% 0.49% 0.21% 0.21% 0.17% 0.26% 0.06% 0.05% 0.03% 0.13% (0.02%) (0.01%) 2019 2020 2021 Q1 2022 USA TX CBTX

15 REVENUE AND EFFICIENCY (1) 2019 – 2021 figures as of year end 12/31. Q2 2022 figures annualized as of 6/30/2022. (2) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest and noninterest income. Revenue Efficiency • Net interest margin, or NIM, on a tax equivalent basis was 3.49% for Q2 2022, 3.22% for Q1 2022 and 3.29% for Q2 2021 • Cost of interest - bearing liabilities was 0.25% for Q1 2022, down from 0.27% for Q1 2022 and 0.32% for Q2 2021 • At 6/30/2022, 51.3% of loans excluding PPP loans were variable rate and 74.6% of these variable rate loans had floors • Efficiency ratio was 61.84% for Q2 2022, 64.94% for Q1 2022 and 73.02% for Q2 2021 • Change in the efficiency ratio from Q1 20221 to Q2 2022 resulted from a $2.2 million increase in net interest income and a $894,000 decrease in noninterest expense, partially offset by a $1.8 million decrease in noninterest income Revenue and NIM (1) Efficiency (1)(2) 58.30% 64.23% 75.61% 61.84% 2.67% 2.45% 2.61% 2.19% 2019 2020 2021 1.80% 2.00% 2.20% 2.40% 2.60% 2.80% 0% 20% 40% 60% 80% 2019 2020 2021 Q2 2022 Axis Title Axis Title Axis Title Axis Title Efficiency Ratio NI Exp. / Avg. Assets $155 $143 $142 $154 4.42% 3.73% 3.31% 3.49% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $20 $40 $60 $80 $100 $120 $140 $160 2019 2020 2021 Q2 2022 Net Int Inc & Noninterest Income NIM, tax equivalent basis

16 At CommunityBank of Texas, we’re committed to building strong, honest relationships. We strive to keep our clients’ and partners’ needs at the forefront of everything we do. And we measure our success by the success we help create for them. OUR VISION Here to Serve. OUR POSITIONING To experienced business owners, CommunityBank of Texas is the financial partner that delivers a better banking experience. OUR PERSONALITY Resourceful, Trustworthy, Friendly, Responsive, Strong At CommunityBank of Texas, we believe in a powerful and multi - faceted statement, one that drills straight to the heart of our reason for being, while clearly illuminating the mission that our many employees pursue each day: Here to serve. Here to serve is a commitment to building strong and honest relationships, a clarion call to remember that in everything we do, our highest purpose is to transform our extensive financial expertise into success for our clients. Relationships are the bedrock of our business – both internally and externally – and there is a stewardship in the word serve that promises that, in these relationships, we will be caring, humble and precise. That we will keep the needs of our clients at the forefront of our minds at all times and measure our performance by the success we create for each other. The other critical component of our brand vision is the word here , which serves several important roles. Here is a promise that we will be there for our clients and answer the call when they need us the most. We will be Dependable. Honest. Trustworthy. And we will remember that every time is the right time to put our clients’ needs first. Here is also a pledge to be visible and present in the communities we serve. It adds weight to the first and most key component of our name: Community. We are not some faceless financial institution located high above the rank and file, safely sheltered in an ivory tower. We are right here , serving the cities and communities in which we live. Day - in and day - out. We sponsor civic events, donate back to our neighbors in need, and spend the time to really get to know our clients on a personal level. In the face of an increasingly digital and impersonal world, we are proudly present in the lives of our clients and our communities.

APPENDIX

18 NON - GAAP RECONCILIATIONS The Company’s management uses certain non - GAAP financial measures to evaluate performance .. We have included in this presentation information related to these non - GAAP financial measures for the applicable periods presented .. The following tables reconcile, as of the dates set forth below : (1) book value per share to tangible book value per share ; (2) total shareholders’ equity to total assets to tangible equity to tangible assets ; (3) return on average shareholders’ equity to return on average tangible equity ; and (4) net income to pre - provision net revenue .. The most directly comparable GAAP financial measure for tangible book value per share is book value per share and the most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets .. The most directly comparable GAAP financial measure for return on average tangible equity is return on average shareholders’ equity .. The most directly comparable GAAP financial measure for pre - provision net revenue is net income ..

NON-GAAP RECONCILIATIONS (Continued)

Tangible BV Per Share/Tangible Equity to Tangible Assets	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Total Shareholders' Equity	$ 526,679	$ 539,723	$ 562,125	$ 564,593	$ 556,227
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,353)	(3,540)	(3,658)	(3,702)	(3,846)
Tangible Equity	$ 442,376	$ 455,233	$ 477,517	$ 479,941	$ 471,431
Total Assets	$ 4,322,303	$ 4,445,977	$ 4,486,001	$ 4,209,119	$ 4,066,534
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,353)	(3,540)	(3,658)	(3,702)	(3,846)
Tangible Assets	$ 4,238,000	$ 4,361,487	$ 4,401,393	$ 4,124,467	$ 3,981,738
Common Shares Outstanding	24,425	24,502	24,488	24,420	24,450
Book Value Per Share	$ 21.56	$ 22.03	$ 22.96	$ 23.12	$ 22.75
Tangible Book Value Per Share	$ 18.11	$ 18.58	$ 19.50	$ 19.65	$ 19.28
Total Shareholders' Equity to Total Assets	12.19%	12.14%	12.53%	13.41%	13.68%
Tangible Equity to Tangible Assets	10.44%	10.44%	10.85%	11.64%	11.84%

Return on Average Tangible Equity/PPNR	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Average Shareholders' Equity	$ 536,800	$ 560,315	$ 568,167	$ 563,631	$ 552,807
Average Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Average Other Intangibles	(3,463)	(3,634)	(3,693)	(3,803)	(3,951)
Average Tangible Equity	$ 452,387	$ 475,731	$ 483,524	$ 478,878	$ 467,906
Annualized Net Income (Loss)	$ 46,957	$ 42,969	$ (2,162)	$ 57,214	$ 46,941
Return on Average Shareholders' Equity	8.75%	7.67%	(0.38%)	10.15%	8.49%
Return on Average Tangible Equity	10.38%	9.03%	(0.45%)	11.95%	10.03%
Net Income (Loss)	$ 11,707	$ 10,595	$ (545)	$ 14,421	$ 11,703
Provision (Recapture) for Credit Losses	126	435	(1,207)	(4,895)	(5,083)
Income Tax Expense	2,827	2,277	1,830	2,913	2,692
Pre-Provision Net Revenue	$ 14,660	$ 13,307	$ 78	$ 12,439	$ 9,312

CBTX, INC.
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